Exhibit 99.2

News Release

For further information contact: Anthony R. Muller Executive Vice President and CFO 408-546-4546 Alison Reynders Director, Investor Relations 408-546-4314	JDS Uniphase Corporation 1768 Automation Parkway San Jose, CA 95131 USA Tel 408 546-5000 Fax 408 546-4372 www.jdsu.com

JDS UNIPHASE SECOND QUARTER RESULTS

Ottawa, Ontario, and San Jose, California, January 24, 2002 - JDS Uniphase Corporation (NASDAQ: JDSU and TSE: JDU) today reported sales of $286 million for the second quarter ended December 29, 2001. Sales for the second quarter were 13% below sales of $329 million reported for the first quarter ended September 29, 2001 and were consistent with the Company's earlier guidance.

"Our commitment to being the leading provider of optical components and modules remains unshaken despite the depth of the current downturn in the telecommunications industry," said Jozef Straus, co-chairman, president and CEO. "Our Global Realignment Program has made us more cost-competitive, focused our ongoing research and development efforts on critical solutions for our customers and strengthened our commitment to provide our customers with industry leading solutions and service. At the same time we have retained our strategic focus as we continue to seek new business opportunities that will allow us to offer our customers broader and more integrated solutions. We believe that, through these efforts, as the business cycle moves from its current environment, JDS Uniphase can lead the industry and continue to achieve the potential for fiberoptic communications."

Financial Results

The Company reported a GAAP loss of $2.1 billion, or $1.60 per share, for the second quarter ended December 29, 2001. On a pro forma basis, excluding reduction of goodwill and other long-lived assets, purchased intangibles amortization, acquired in-process research and development, stock compensation charges, payroll taxes on stock option exercises, gain on sale of investments and activity related to equity method investments, the Company reported a loss of $255 million, or $0.19 per share for the quarter. Both the GAAP and pro forma results reflect the costs of the Global Realignment Program and charges related to the write down of excess and obsolete inventory, offset by the benefit from the sale of previously written down inventory. These results also reflect an increase of $150 million in the valuation allowance for the Company's domestic deferred tax assets. The Company's results of operations do not include any impact of the operations of the optoelectronic transceiver business, which was acquired by the Company from IBM on December 28, 2001. Each of these pro forma adjustments is summarized in the Company's pro forma financial tables that follow in this release.

Editors' Note

Please note that analyst estimates for the second quarter typically exclude the restructuring and other costs associated with the JDS Uniphase Global Realignment Program and the deferred tax adjustment noted above. The pro forma amounts shown below do not exclude such costs. This information should be noted in any comparison between results for the second quarter and First Call and I/B/E/S consensus analyst estimates of a loss of $0.02 per share for the second quarter.

The following table summarizes the Company's pro forma results for the second quarter (in millions, except per share data):

Three Months Ended
	December 29, 2001	December 30, 2000
	(unaudited)
Net sales	$286	$925
Gross profit (loss)	$(40)	$476
Income (loss) from operations	$(182)	$302
Income (loss) before income taxes	$(172)	$315
Net income (loss)	$(255)	$208
Net income (loss) per diluted share	$(0.19)	$0.21
Diluted weighted average shares outstanding	1,330	1,012

Pro forma results for the three months ended December 29, 2001 exclude a $1,267.6 million reduction of goodwill and other long-lived assets; $441.3 million of purchased intangibles amortization; $22.1 million of acquired in-process research and development; $29.6 million of non-cash stock compensation; $0.3 million of payroll taxes on stock option exercises; $6.4 million of gain on sale of investments; and $25.8 million in activity related to investments accounted for under the equity method of accounting. Pro forma results for the three months ended December 30, 2000 exclude $1,104.1 million of purchased intangibles amortization; $0.5 million of non-cash stock compensation; $3.5 million of payroll taxes on stock option exercises; and $52.3 million in activity related to investments accounted for under the equity method of accounting.

Global Realignment Program

JDS Uniphase reported the following progress in its Global Realignment Program:

  The estimated total cost of the Global Realignment Program remains $900 - $950 million, of which $851 million was recorded through the end of the second quarter. Of this amount $73 million was recorded in the second quarter, of which $53 million was charged to cost of goods sold and $20 million was charged to operating expenses. Included in the second quarter costs of the Global Realignment Program are charges for the disposal of fixed assets, accelerated depreciation, and moving and employee costs related to the phasing out of certain facilities and equipment.

  The Global Realignment Program reduced the Company's annual expense rate by approximately $800 million in the second quarter from the level at the commencement of the Global Realignment Program. The Company now projects that its annual savings rate upon completion of the Global Realignment Program will be approximately $900 million, $200 million more than the Company's originally reported target of $700 million.

  The Company's global employment now is slightly above 11,000.

In addition to charges associated with the Global Realignment Program in the December quarter, the Company recorded charges of approximately $80 million for the write down of excess and obsolete inventory because of reduced sales forecasts. These charges were partially offset by the sale of inventory during the quarter that had previously been written down that had an original cost of $29 million.

Intangible Assets

The Company evaluated the carrying value of its long-lived assets, consisting primarily of goodwill. For the second quarter, the Company recorded a reduction of $1.3 billion in the carrying value of the Company's goodwill and other long-lived assets as a result of this assessment.

Financial Condition

The Company's financial condition remained strong with $1.5 billion in cash, money market and other highly liquid securities at December 29, 2001.

Guidance

The Company reaffirmed its guidance announced in December for March quarter sales. Excluding product lines acquired from IBM in December, the Company expects March quarter sales to be approximately ten to fifteen per cent below the December quarter. The Company anticipates that sales from the product lines acquired from IBM will add $18 to $19 million to March quarter sales. Recent changes to its sales forecasts have caused the Company to be uncertain that the March quarter will represent the low point in sales for the current downturn, although it continues to believe that recovery from the low point is expected initially to be modest.

Company management will discuss these results at 4:30 PM Eastern Time on January 24, 2002 in a live webcast, which will also be archived for replay, on the JDS Uniphase website at http://www.jdsu.com under Investor Relations / Webcasts & Presentations.

JDS Uniphase is a high technology company that designs, develops, manufactures and sells a comprehensive range of products for high- performance fiberoptic communications applications. These products are deployed by system manufacturers worldwide to develop advanced optical networks for the telecommunications and cable television industries. JDS Uniphase is traded on the NASDAQ National Market under the symbol JDSU and the exchangeable shares of JDS Uniphase Canada Ltd. are traded on The Toronto Stock Exchange under the symbol JDU. More information on JDS Uniphase is available at http://www.jdsu.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include (a) any statements or implications regarding the Company's ability to remain competitive and a leader in its industry, and the future prospects and growth of the Company, the industry and the economy in general; (b) statements regarding the current industry downturn, the extent and duration thereof and the extent and sufficiency of the Company's response thereto; (c) statements regarding the expected level and timing of cost savings and other benefits to the Company from its Global Realignment Program and the expected cost thereof, and (d) any anticipation or guidance as to future financial performance, including expected sales levels for the third quarter. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (1) the Company's ongoing integration and restructuring efforts, including, among other things, the Global Realignment Program, may not be successful in achieving their expected benefits, may be insufficient to align the Company's operations with customer demand and the changes affecting its industry, or may be more costly or extensive than currently anticipated; (2) due to the current economic slowdown, in general, and setbacks in customers' businesses, in particular, the Company's ability to predict financial performance for future periods is far more difficult than in previous periods; and (3) ongoing efforts to reduce product costs through, among other things, automation, improved manufacturing processes and product rationalization may be unsuccessful.

For more information on these and other risks affecting the Company's business, please refer to the "Risk Factors" Section included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	December 29,	December 30,	December 29,	December 30,
	2001	2000	2001	2000

Net sales	$ 286.1	$ 925.1	$ 614.7	$ 1,711.6
Cost of sales	335.6	449.8	678.9	886.4
Gross profit (loss)	(49.5)	475.3	(64.2)	825.2
Operating expenses:
Research and development	64.1	71.2	133.3	133.6
Selling, general and administrative	98.4	105.7	204.7	221.9
Amortization of purchased intangibles	441.3	1,104.1	884.6	2,211.6
Acquired in-process research and development	22.1	-	22.1	8.9
Reduction of goodwill and other long-lived assets	1,267.6	-	1,309.6	-
Restructuring charges	-	-	243.0	-
Total operating expenses	1,893.5	1,281.0	2,797.3	2,576.0

Loss from operations	(1,943.0)	(805.7)	(2,861.5)	(1,750.8)
Interest and other income, net	9.7	12.2	24.8	25.8
Gain on sale of investments	6.4	-	6.4	-
Activity related to equity method investments	(25.8)	(52.3)	(45.1)	(93.5)
Reduction in fair value of investments	-	-	(106.5)	-
Loss before income taxes	(1,952.7)	(845.8)	(2,981.9)	(1,818.5)
Income tax expense	177.8	49.6	373.0	93.5
Net loss	$ (2,130.5)	$ (895.4)	$ (3,354.9)	$ (1,912.0)
Net loss per share	$ (1.60)	$ (0.93)	$ (2.53)	$ (2.00)
Number of weighted average shares outstanding	1,330.1	963.3	1,326.8	953.7

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
	December 29,	June 30,
	2001	2001
	(unaudited)
Current assets:
Cash, cash equivalents and short-term investments	$ 1,652.9	$ 1,812.2
Accounts receivable, less allowances for doubtful accounts	191.6	477.6
Inventories	181.0	287.6
Deferred income taxes and other current assets	429.5	458.9
Total current assets	2,455.0	3,036.3
Property, plant and equipment, net	957.6	1,173.0
Deferred income taxes	301.6	806.3
Goodwill and other intangible assets	5,142.6	7,045.6
Long-term investments	111.1	169.0
Other assets	10.8	15.2
TOTAL ASSETS	$ 8,978.7	$ 12,245.4

Current liabilities:
Accounts payable	$ 92.7	$ 190.6
Accrued payroll and related expenses	93.8	133.0
Income taxes payable	39.3	30.6
Deferred income taxes	57.3	63.0
Restructuring accrual	134.7	105.2
Warranty accrual	83.8	49.7
Other current liabilities	200.7	276.4
Total current liabilities	702.3	848.5
Deferred income taxes	566.2	672.4
Other non-current liabilities	4.6	5.2
Long-term debt	5.7	12.8
Stockholders' equity:
Common stock and additional paid-in capital	68,293.3	67,955.3
Accumulated deficit and other stockholders' equity	(60,593.4)	(57,248.8)
Total stockholders' equity	7,699.9	10,706.5
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 8,978.7	$ 12,245.4

OPERATING SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended		Six Months Ended
	December 29,	December 30,	December 29,	December 30,
	2001	2000	2001	2000

Thin Film Products and Instrumentation:
Shipments	$ 73.6	$ 202.2	$ 162.5	$ 330.4
Intersegment sales	(3.1)	(47.8)	(8.2)	(87.5)
Net sales to external customers	70.5	154.4	154.3	242.9
Operating income (loss)	(3.8)	78.4	(21.8)	137.1

Transmission and Network Components
Shipments	212.8	770.7	455.6	1,468.7
Intersegment sales	-	-	-	-
Net sales to external customers	212.8	770.7	455.6	1,468.7
Operating income (loss)	(216.0)	250.3	(539.8)	465.3

Net sales by reportable segments	283.3	925.1	609.9	1,711.6
All other net sales	2.8	-	4.8	-
	286.1	925.1	614.7	1,711.6

Operating income (loss) by reportable segments	(219.8)	328.7	(561.6)	602.4
All other operating income (loss)	37.7	(26.3)	(29.4)	(45.2)
Unallocated amounts:
Acquisition related charges and payroll
tax on stock option exercises	(1,760.9)	(1,108.1)	(2,270.5)	(2,308.0)
Interest and other income, net	9.7	12.2	24.8	25.8
Gain on sale of investments	6.4	-	6.4	-
Activity related to equity method investments	(25.8)	(52.3)	(45.1)	(93.5)
Reduction in fair value of investments	-	-	(106.5)	-
Loss before income taxes	$ (1,952.7)	$ (845.8)	$ (2,981.9)	$ (1,818.5)

JDS UNIPHASE CORPORATION
PRO FORMA STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)
	Three Months Ended December 29, 2001
	As Reported	Pro Forma Adjustments	Pro Forma*
Net sales	$ 286.1	$ -	$ 286.1
Cost of sales	335.6	(10.0)	325.6
Gross loss	(49.5)	10.0	(39.5)
Operating expenses:
Research and development	64.1	(7.4)	56.7
Selling, general and administrative	98.4	(12.5)	85.9
Amortization of purchased intangibles	441.3	(441.3)	-
Acquired in-process research and development	22.1	(22.1)	-
Reduction of goodwill and other long-lived assets	1,267.6	(1,267.6)	-
Total operating expenses	1,893.5	(1,750.9)	142.6
Loss from operations	(1,943.0)	1,760.9	(182.1)
Interest and other income, net	9.7	-	9.7
Gain on sale of investments	6.4	(6.4)	-
Activity related to equity method investments	(25.8)	25.8	-
Loss before income taxes	(1,952.7)	1,780.3	(172.4)
Income tax expense	177.8	(94.9)	82.9
Net loss	$ (2,130.5)	$ 1,875.2	$ (255.3)
Net loss per share	$ (1.60)		$ (0.19)
Net loss per share, diluted basis	$ (1.60)		$ (0.19)
Number of weighted average shares outstanding	1,330.1		1,330.1
Number of weighted average shares and equivalents	1,330.1		1,330.1

	Three Months Ended December 30, 2000
	As Reported	Pro Forma Adjustments	Pro Forma*
Net sales	$ 925.1	$ -	$ 925.1
Cost of sales	449.8	(0.2)	449.6
Gross profit	475.3	0.2	475.5
Total operating expenses	1,281.0	(1,107.9)	173.1
Income (loss) from operations	(805.7)	1,108.1	302.4
Interest and other income, net	12.2	-	12.2
Activity related to equity method investments	(52.3)	52.3	-
Income (loss) before income taxes	(845.8)	1,160.4	314.6
Income tax expense	49.6	57.4	107.0
Net income (loss)	$ (895.4)	$ 1,103.0	$ 207.6
Net income (loss) per share	$ (0.93)		$ 0.22
Net income (loss) per share, diluted basis	$ (0.93)		$ 0.21
Number of weighted average shares outstanding	963.3		963.3
Number of weighted average shares and equivalents	963.3		1,012.2

____________________

*   * Pro forma results for the three months ended December 29, 2001 exclude a $1,267.6 million reduction of goodwill and other long-lived assets; $441.3 million of purchased intangibles amortization; $22.1 million of acquired in-process research and development; $29.6 million of non-cash stock compensation; $0.3 million of payroll taxes on stock option exercises; $6.4 million of gain on sale of investments; and $25.8 million in activity related to investments accounted for under the equity method of accounting. Pro forma results for the three months ended December 30, 2000 exclude $1,104.1 million of purchased intangibles amortization; $0.5 million of non-cash stock compensation; $3.5 million of payroll taxes on stock option exercises; and $52.3 million in activity related to investments accounted for under the equity method of accounting.

JDS UNIPHASE CORPORATION
PRO FORMA STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)
	Six Months Ended December 29, 2001
	As Reported	Pro Forma Adjustments	Pro Forma*
Net sales	$ 614.7	$ -	$ 614.7
Cost of sales	678.9	(18.7)	660.2
Gross loss	(64.2)	18.7	(45.5)
Operating expenses:
Research and development	133.3	(12.3)	121.0
Selling, general and administrative	204.7	(23.2)	181.5
Amortization of purchased intangibles	884.6	(884.6)	-
Acquired in-process research and development	22.1	(22.1)	-
Reduction of goodwill and other long-lived assets	1,309.6	(1,309.6)	-
Restructuring charges	243.0	-	243.0
Total operating expenses	2,797.3	(2,251.8)	545.5
Loss from operations	(2,861.5)	2,270.5	(591.0)
Interest and other income, net	24.8	-	24.8
Gain on sale of investments	6.4	(6.4)	-
Activity related to equity method investments	(45.1)	45.1	-
Reduction in fair value of investments	(106.5)	106.5	-
Loss before income taxes	(2,981.9)	2,415.7	(566.2)
Income tax expense (benefits)	373.0	(423.9)	(50.9)
Net loss	$ (3,354.9)	$ 2,839.6	$ (515.3)
Net loss per share	$ (2.53)		$ (0.39)
Net loss per share, diluted basis	$ (2.53)		$ (0.39)
Number of weighted average shares outstanding	1,326.8		1,326.8
Number of weighted average shares and equivalents	1,326.8		1,326.8

	Six Months Ended December 30, 2000
	As Reported	Pro Forma Adjustments	Pro Forma*
Net sales	$ 1,711.6	$ -	$ 1,711.6
Cost of sales	886.4	(51.7)	834.7
Gross profit	825.2	51.7	876.9
Total operating expenses	2,576.0	(2,256.3)	319.7
Income (loss) from operations	(1,750.8)	2,308.0	557.2
Interest and other income, net	25.8	-	25.8
Activity related to equity method investments	(93.5)	93.5	-
Income (loss) before income taxes	(1,818.5)	2,401.5	583.0
Income tax expense	93.5	104.7	198.2
Net income (loss)	$ (1,912.0)	$ 2,296.8	$ 384.8
Net income (loss) per share	$ (2.00)		$ 0.40
Net income (loss) per share, diluted basis	$ (2.00)		$ 0.38
Number of weighted average shares outstanding	953.7		953.7
Number of weighted average shares and equivalents	953.7		1,011.3

____________________

*   Pro forma results for the six months ended December 29, 2001 exclude a $1,309.6 million reduction of goodwill and other long-lived assets; $884.6 million of purchased intangibles amortization; $22.1 million of acquired in-process research and development; $53.4 million of non-cash stock compensation; $0.8 million of payroll taxes on stock option exercises; $6.4 million of gain on sale of investments; $45.1 million in activity related to investments accounted for under the equity method of accounting; and $106.5 million of reduction in fair value of investments. Pro forma results for the six months ended December 30, 2000 exclude the $48.6 million effect on gross profit of the purchase accounting increase in the value of E-TEK inventory at June 30, 2000; $2,220.5 million of purchased intangibles amortization; $0.5 million of non-cash stock compensation; $38.4 million of payroll taxes on stock option exercises; and $93.5 million related to investments accounted for under the equity method of accounting.